EXHIBIT 10.13

                                 FIRST AMENDMENT
                                       TO
                              EMPLOYMENT AGREEMENT

         This First Amendment to Employment Agreement is made and entered into effective as of January 1, 2001, by and between WATSCO, INC., a Florida corporation (hereinafter called the "Company"), and ALBERT H. NAHMAD (hereinafter called the "Employee").

                                    RECITALS

         WHEREAS, the Company and the Employee entered into an Employment Agreement effective as of January 31, 1996 (the "Employment Agreement") pursuant to which the Employee renders certain services to the Company; and

         WHEREAS, the Compensation Committee of the Company's Board of Directors has increased the Base Salary payable by the Company to the Employee from $480,000 to $750,000, and provided an additional fringe benefit, effective as of January 1, 2001; and

         WHEREAS, the Company and the Employee now desire to amend the Employment Agreement to reflect that increase in the Employee's Base Compensation and additional fringe benefit.

         NOW, THEREFORE, in consideration of the mutual promises and covenants set forth in this First Amendment, and other good and valuable consideration, the parties to this First Amendment agree as follows:

         1. All capitalized terms in this First Amendment shall have the same meaning as in the Employment Agreement, unless otherwise specified.

         2. The first sentence of Section 4 of the Employment Agreement is hereby amended to read as follows:

                  "Effective as of January 1, 2001, the Company agrees to pay to Employee and Employee agrees to accept from the Company a salary at the annual rate of not less than Seven Hundred Fifty Thousand ($750,000) Dollars, payable in bi-weekly or monthly installments."

         3. Section 7 of the Employment Agreement is hereby amended by the insertion a sentence at the end thereof to read as follows:

                  "The Company shall supply to the Employee the use of the Company's airplane for up to forty (40) hours per calendar year and shall pay all fuel and operational costs incident thereto. The value of the Employee's usage of the Company's airplane, as reasonably determined by the Compensation Committee shall be treated as compensation for tax purposes, subject to applicable withholding taxes."

         4. The Employment Agreement is hereby amended by replacing "Exhibit A-1
- -- 2000 Performance Goals and Performance Based Compensation" with the attached "Exhibit A-1 -- 2001 Performance Goals and Performance Based Compensation" thereto.

         5. All other terms and conditions of the Employment Agreement shall remain the same.

         IN WITNESS WHEREOF, the parties have caused this First Amendment to be duly executed effective as of the day and year first above written.

                                             COMPANY:

                                             WATSCO, INC.

                                             By: /s/ Barry S. Logan
                                                 -------------------------------
                                                 Barry S. Logan, CFO

                                             EMPLOYEE:

                                             /s/ Albert H. Nahmad
                                             -----------------------------------
                                             ALBERT H. NAHMAD

                                      -2-